UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2008 (January 30, 2008)

GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-25959	62-1453841
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of Principal Executive Offices)

615-221-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On January 30, 2008, Goldleaf Financial Solutions, Inc. (“Goldleaf”) entered into an interest rate swap agreement (the “Swap”) with Bank of America, N.A (“Bank of America“) in the notional amount of $20 Million (the “Notional Amount”). The Notional Amount represents a portion of the amount previously borrowed by Goldleaf from Bank of America, The Peoples Bank, and Wachovia Bank, N.A. under that certain Second Amended and Restated Credit Agreement dated November 30, 2006 (the “Credit Agreement”). The Swap expires on November 30, 2009. Under the Swap, Goldleaf and Bank of America have agreed to exchange interest payments on the Notional Amount. Goldleaf has agreed to pay a fixed interest rate of 2.95%, with the first interest payment due on March 8, 2008. Bank of America has agreed to pay, beginning March 8, 2008, a floating interest rate equal to the one-month LIBOR rate. Goldleaf entered into the Swap in order to help control risk associated with the floating interest rate paid by Goldleaf under the Credit Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

By:	/s/ Michael Berman
Name:	Michael Berman
Title:	General Counsel and Secretary

Date: February 5, 2008